Exhibit 10.1

战略合作协议

STRATEGIC PARTNERSHIP AGREEMENT

本战略合作协议（“本协议”）由上海龙创汽车设计股份有限公司（一家依据中华人民共和国法律设立并存续的股份有限公司）（“Launch”）与 Aptera Motors Corp.（一家特拉华州公司，其 B 类普通股在纳斯达克以代码“ SEV”交易）（“Aptera”）于 2026 年 8 月 14 日（“生效日”）签订。Launch 与 Aptera 各自为“一方”，合称“双方”。

This Strategic Partnership Agreement (this “Agreement”) is made as of August 14, 2026 (the “Effective Date”) between Shanghai Launch Automotive Technology Co., Ltd., a company limited by shares organized and existing under the laws of the People’s Republic of China (“Launch”), and Aptera Motors Corp., a Delaware corporation whose Class B common stock trades on Nasdaq under the symbol “SEV” (“Aptera”). Launch and Aptera are each referred to herein as a “Party” and together as the “Parties.”

背景。Aptera 是一家美国的“太阳能电动车” 公司，主做高度流线型、三轮结构的纯电动车，车身集成太阳能电池。 Launch 是中国首批独立汽车设计企业之一，具备造型、车身、内外饰、底盘、电器、性能分析、三电及试制等整车 全流程交钥匙研发能力。Launch 将作为Aptera 的“太阳能电动车”项目的制造与合同工程合作伙伴。双方达成如下协议：

Background. Aptera is an American company in solar electric vehicles. It develops highly streamlined three-wheeled all-electric cars with solar panels integrated into the vehicle body. Launch is among China’ s first independent automotive design companies. It boasts full-process turnkey vehicle development capabilities covering styling, body, interior & exterior trim, chassis, electrical systems, performance analysis, new energy three-electric technology and prototype manufacturing. Launch will act as a manufacturing and contract-engineering partner to Aptera for the “Solar-powered Electric Vehicle” project. The Parties agree as follows:

1. 服务（Services）

Launch 将执行双方不时签定的“太阳能电动车”项目项下的工作订单（每份为一份“工作订单”）中所述的制造、工程、模具、测试及相关工作（“项目”）。在本协议有效期内，每份工作订单均受本协议以及该工作订单中载明或引用的任何其他条款和条件约束；但是，如本协议条款与工作订单中载明或引用的任何条款相冲突，以本协议条款为准，除非该工作订单明确指明拟变更的本协议具体条款且经双方授权代表签署。工作订单可采用咨询协议、开发协议、制造协议、工作说明书或双方之间签订的其他书面协议的形式。为明确起见，截至生效日，项目的工作订单不包括双方于生效日前签订的某份咨询服务协议及某份技术开发合同。

Launch will perform the manufacturing, engineering, tooling, testing, and related work described in the work orders entered into by the Parties (each a “Work Order”) from time to time under the “Solar-powered Electric Vehicle” project (the “Project”). Within the validity period of this Agreement, each Work Order shall be governed by this Agreement, as well as any other terms and conditions that are set forth or referenced in such Work Order; provided, however, that if the terms of this Agreement conflict with any of the terms set forth or referenced in a Work Order, the terms of this Agreement will control, unless such Work Order expressly identifies the specific provisions of this Agreement to be varied and is signed by authorized representatives of both Parties. A Work Order may take the form of a consulting agreement, development agreement, manufacturing agreement, statement of work or other written agreement entered into between the Parties. For clarity, as of the Effective Date, the Work Orders for the Project exclude that certain Consulting Services Agreement and that certain Technical Development Contract entered into by the Parties prior to the Effective Date.

2. 付款（三分之二现金／三分之一认股权证）（Payment (2/3 Cash / 1/3 Warrants)）

在符合本协议及适用工作订单所载条款和条件的前提下，项目价值最高为人民币 300,000,000 元。Launch 应就其在各工作订单项下提供的服务向 Aptera 开具发票；对于生效日或之后开具且经 Aptera 批准的每张发票，Aptera应首先以现金支付该发票金额的三分之二（2/3）（就项目全部经 Aptera 批准的发票合计最高人民币 200,000,000元）（“现金上限”），然后 Launch 应以认股权证形式收取该发票金额的其余三分之一（1/3）（就项目全部经 Aptera 批准的发票合计最高人民币 100,000,000 元）（“认股权证上限”）。为明确起见，签约认股权证（定义见第 3(a) 条）计入认股权证上限，并非在认股权证上限之外另行发行。若双方书面同意需以现金购买外部设备或

资产（例如电池生产线），则同样适用 2/3–1/3 的比例，即由 Aptera 以现金支付三分之二（2/3），以认股权证形式发行三分之一（1/3）。为免疑义，除本协议第 1 条约定的“生效日前签订的某份咨询服务协议及某份技术开发合同”项下的发票外，本协议仅适用于生效日或之后开具的发票；生效日前开具的发票仍按相关工作订单以现金形式支付，不适用本协议（包括但不限于本第 2 条所述的 2/3–1/3 比例），亦不计入本第 2 条规定的现金上限或认股权证上限。

Subject to the terms and conditions set forth herein and in the applicable Work Orders, the Project is valued at up to RMB 300,000,000. Launch shall invoice Aptera for the services it performs under each Work Order, and for each invoice issued on or after the Effective Date and approved by Aptera, Aptera shall first satisfy two-thirds (2/3) in cash of the amount of such invoice (up to RMB 200,000,000 in the aggregate for all invoices approved by Aptera with respect to the Project (the “Cash Cap”)) and thereafter Launch shall receive the remaining one-third (1/3) of the amount of such invoice (up to RMB 100,000,000 in the aggregate for all invoices approved by Aptera with respect to the Project (the “Warrant Cap”)) — in Warrants. For clarity, the Initial Warrants (as defined in Section 3(a)) shall be credited toward, and shall not be in addition to, the Warrant Cap. If the Parties mutually agree in writing that cash is needed for outside equipment or assets (for example, a battery production line), the same 2/3–1/3 split shall apply, with Aptera paying two-thirds (2/3) in cash and issuing Warrants to Launch for one-third (1/3). For the avoidance of doubt, save for invoices under “that certain Consulting Services Agreement and that certain Technical Development Contract entered into by the Parties prior to the Effective Date” as stipulated in Section 1 of this Agreement, this Agreement applies only to invoices issued on or after the Effective Date; invoices issued prior to the Effective Date shall remain payable in cash in accordance with the applicable Work Order and shall not be subject to this Agreement, including, without limitation the 2/3–1/3 split described in this Section 2 or be applied toward the Cash Cap or Warrant Cap set forth in this Section 2.

3. 认股权证（Warrants）

(a) 签约授予。于生效日，Aptera 将向 Launch 发行可购买 3,369,629 股 Aptera B 类普通股（“SEV 股份”）、价值人民币 50,000,000 元的认股权证（“签约认股权证”）。签约认股权证构成本协议项下可发行认股权证总 额人民币 100,000,000 元中的首笔人民币 50,000,000 元，并非在认股权证上限之外另行发行。签约认股权证应根据本协议及本协议附件 A 所附认股权证格式所载条款和条件成为可行使的股权权证。自生效日起，Launch 通过持有签约认股权证成为 Aptera 的股权合作伙伴。Aptera 每次批准受本协议约束的发票后，应向 Launch 发出书面通知，该通知应载明就该已批准发票的三分之一予以冲抵的签约认股权证项下可行使的 SEV 股份数量，以及届时签约认股权证项下可行使的 SEV 股份总数。尽管第 4 条有任何相反规定，截至本协议终止或期满时尚未成为可行使以购买 SEV 股份的签约认股权证部分应自动且永久作废并注销。Aptera 可在签约认股权证发行之前或之后的任何时间，无需 Launch 同意，修改、修订或替换本协议附件 A 所附认股权证格式，但任何将对持有人权利产生不利影响的修改、修订或替换，须经Launch 事先书面同意后方可适用。为免疑义，所授予的认股权证将用于购买已知且固定数量的 SEV 股份，其行权价在该等认股权证发行之前以及将以认股权证支付的工作订单开始之前即已固定且已知。签约认股权证用于购买 3,369,629 股 SEV 股份，行权价为 2.20 美元，对应本协议项下可发行认股权证总额人民币 100,000,000 元中的首笔人民币 50,000,000 元（“首期批次”）。如因 Aptera 原因，使得 Launch 无法取得或行使认股权证或获得股权的，Aptera 应当就对应部分进行现金补足，即以现金向 Launch 支付相关经 Aptera 批准发票中原应通过认股权证冲抵、但因前述事由导致Launch 未能取得或行使的部分所对应的人民币金额（扣除此前已以现金支付或已通过成为可行使的认股权证冲抵的部分），并应在收到 Launch 书面付款要求后三十（30）日内支付；因第 3(d)、3(e)或 3(f)条所述限制或相关法律法规或监管要求导致无法取得或行使的，适用第 3(h)条（不可抗力）。

(a) Signing grant. On the Effective Date, Aptera will issue to Launch Warrants to purchase 3,369,629 shares of Class B common stock of Aptera (“SEV Shares”) worth RMB 50,000,000 (the “Initial Warrants”). The Initial Warrants constitute the first RMB 50,000,000 of the aggregate RMB 100,000,000 in Warrants issuable under this Agreement and are not in addition to the Warrant Cap. The Initial Warrants shall become exercisable in accordance with the terms and conditions set forth in this Agreement and in the form of Warrant attached hereto as Exhibit A. From the Effective Date, Launch is an equity partner in Aptera through its ownership of the Initial Warrants. Upon each approval by Aptera of an invoice subject to this Agreement, Aptera shall provide written notice thereof to Launch which notice shall include the number of SEV Shares exercisable under the Initial Warrant to be credited against one-third of such approved invoice and the total number of SEV Shares then exercisable under the Initial Warrant. Notwithstanding anything to the contrary in Section 4, any portion of the Initial Warrants that has not become exercisable to purchase SEV Shares as of the termination or expiration of this Agreement shall be automatically and permanently forfeited and cancelled. Aptera may, at any time before or after issuance of the Initial Warrants, and without the consent of Launch, modify, amend or replace the form of Warrant attached hereto as Exhibit A; provided that no such modification, amendment or replacement shall have an adverse effect on the rights of the holder without the prior written consent of Launch. For the avoidance of doubt, Warrants granted will be for the purchase of a known and fixed number of SEV Shares at a fixed and known Exercise Price prior to issuance of such Warrants and prior to commencement of work orders that will be satisfied through Warrants. The Initial Warrants are for the purchase of 3,369,629 SEV Shares at an Exercise Price of $2.20 for the initial RMB 50,000,000 of the aggregate RMB 100,000,000 in Warrants issuable under this Agreement (the “Initial Tranche”). In any event that Launch is unable to obtain or exercise the Warrants or acquire SEV Shares due to reasons attributable to Aptera, Aptera shall satisfy the corresponding amount (the unobtainable or unexercisable part) in cash, where the “corresponding amount” means the RMB amount of the portion of the applicable Aptera-approved invoice(s) that was to be satisfied through Warrants but that Launch was unable to obtain or exercise as a result of such reasons (less any portion previously satisfied in cash or through Warrants that became exercisable), payable within thirty (30) days after Launch’s written demand; any inability to obtain or exercise arising from the limitations in Sections 3(d), 3(e) or 3(f) or from applicable laws, regulations or regulatory requirements shall be governed by Section 3(h) (Force Majeure).

(b) 持续发行。签约认股权证应成为可行使，并应冲抵及支付经 Aptera 批准的每张发票的三分之一，直至签约认股权证全部成为可行使；此后，Aptera 应不时就经 Aptera 批准的每张发票的三分之一部分发行新的认股权证，直至已发行的认股权证（含签约认股权证）总价值合计达到最高人民币 100,000,000 元。为免疑义，持续发行须经 Aptera 董事会批准；一经发行并批准，即为按依据本协议条款确定的固定且已知的行权价，购买固定且已知数量的 SEV 股份。Aptera 应尽商业上合理的努力促使其董事会批准持续发行；如就任何经 Aptera 批准的发票未获得该等批准，Aptera 应以现金支付该发票对应的三分之一部分。

(b) Ongoing Issuance. The Initial Warrants shall become exercisable and shall be credited against and shall satisfy one-third of each invoice approved by Aptera until the Initial Warrants are fully exercisable. Thereafter, Aptera shall, from time to time, issue new Warrants for the one-third portion of each invoice approved by Aptera, until Warrants worth up to RMB 100,000,000 (inclusive of the Initial Warrants) in the aggregate have been issued. For the avoidance of doubt, Ongoing Issuances will be subject to the approval of the Board of Directors of Aptera, and once issued and approved, will be for a fixed and known number of SEV Shares at a fixed and known Exercise Price determined based on the terms of this Agreement. Aptera shall use commercially reasonable efforts to obtain the approval of its Board of Directors for the Ongoing Issuances; if such approval is not obtained with respect to any invoice approved by Aptera, Aptera shall satisfy the corresponding one-third portion of such invoice in cash.

(c) 认股权证条款。“认股权证”指按照附件 A 所附认股权证格式所载条款，自发行之日起五（5）年内按行权价 （定义见下文）购买 SEV 股份的权利。每份认股权证项下的 SEV 股份数量应等于：(i) 相关认股权证批次的美元价值（按下文所述汇率方法将相关人民币金额折算为美元确定），除以 (ii) 行权价，并向下取整至整数股，且在各种情形下均受第 3(d)、3(e)、3(f) 条及认股权证条款的约束。“行权价”等于下列两者中的较高者：(i) 相关发行所适用的纳斯达克最低价格（定义见第 3(d) 条），其中就第 3(a) 条项下授予的签约认股权证而言以 2026年 8 月 14 日为确定基准，就任何后续认股权证发行而言，以与该发行相关的具有约束力的书面协议的签署日或纳斯达克接受的其他确定基准日为准；及 (ii) 就签约认股权证以外的任何认股权证而言，每股 2.25 美元。为免疑义，签约认股权证的行权价应等于依据上述第 (i) 项确定的纳斯达克最低价格，不适用每股 2.25 美元的下限。人民币金额按美国联邦储备委员会（H.10 公告）公布的、紧接相关认股权证发行所依据的经 Aptera 批准发票之日前连续五（5）个交易日人民币兑美元的平均每日收盘汇率折算为美元；但就签约认股权证而言，适用的折算及定价日期应为 2026 年 8 月 14 日或纳斯达克接受的其他日期。认股权证及 SEV 股份的发行将遵守适用的证券法律、S条例及第 3(d) 条，Aptera 可在任何发行之前并作为发行的条件，要求 Launch 作出惯常的投资声明。为免疑义，所发行的认股权证将用于购买已知且固定数量的 SEV 股份，其行权价在该等认股权证发行之前以及工作订单开始之前即已固定且已知。认股权证应根据其条款，并在其依据本协议冲抵经 Aptera 批准的发票的范围内，不时成为可行使的认股权证。签约认股权证用于购买 3,369,629 股 SEV 股份，行权价为 2.20 美元。

(c) Warrant Terms. A “Warrant” is the right to buy SEV Shares at the Exercise Price (defined below) for five (5) years from issuance, on the terms set forth in the form of Warrant attached as Exhibit A. The number of SEV Shares underlying each Warrant shall equal (i) the U.S. dollar value of the applicable Warrant tranche, determined by converting the applicable RMB amount into U.S. dollars using the exchange rate methodology set forth below, divided by (ii) the Exercise Price, rounded down to the nearest whole share, in each case subject to Sections 3(d), 3(e), 3(f) and the terms of the Warrant. The “Exercise Price” shall equal the greater of (i) the Nasdaq Minimum Price (as defined in Section 3(d)) for the applicable issuance, determined as of August 14, 2026 for the Initial Warrants granted under Section 3(a) and, for any subsequent Warrant issuance, as of the signing date of the applicable binding written agreement relating to such issuance or such other measurement date as Nasdaq accepts and (ii) in the case of any Warrants other than the Initial Warrants, $2.25 per share; for the avoidance of doubt, the Exercise Price for the Initial Warrants shall equal such Nasdaq Minimum Price without regard to any floor. RMB amounts are converted to U.S. dollars at the average daily closing exchange rate for the conversion of RMB into USD as published by the Federal Reserve Board (H.10 release) over the five (5) consecutive trading days immediately preceding the date of the applicable invoice approved by Aptera for warrant issuance; provided that, for the Initial Warrants, the applicable conversion and pricing dates shall be August 14, 2026 or such other date as Nasdaq accepts. The Warrants and SEV Shares will be issued in compliance with applicable securities laws, Regulation S and Section 3(d), and Aptera may require customary investment representations from Launch before and as a condition to any issuance. For the avoidance of doubt, Warrants issued will be for the purchase of a known and fixed number of SEV Shares at a fixed and known Exercise Price prior to issuance of such Warrants and prior to commencement of work orders. The Warrants shall become exercisable, from time to time, in accordance with their terms and as and to the extent they are credited against invoices approved by Aptera pursuant to this Agreement. The Initial Warrants are for the purchase of 3,369,629 SEV Shares at an Exercise Price of $2.20.

(d) 纳斯达克与 S 条例。双方确认并同意，本协议项下每次认股权证及 SEV 股份的发行均拟构成纳斯达克规则 5635 项下的“按市价”发行。尽管本协议有任何相反规定，除非该等发行或行使可以不低于纳斯达克最低价格的价 格作出且符合包括规则 5635 在内的纳斯达克规则而无需 Aptera 股东批准，或已取得任何所需的股东批准，否则 Aptera 不得发行任何认股权证，Launch 亦不得行使任何认股权证。就本协议而言，“纳斯达克最低价格”指纳斯达克规则 5635 所定义的最低价格，即下列两者中的较低者：(i) 紧接本协议或相关发行所适用的具有约束力的书面协议签署前的纳斯达克官方收盘价；及 (ii) 紧接本协议或相关发行所适用的具有约束力的书面协议签署前五（ 5）个交易日的纳斯达克官方收盘价的平均值。认股权证及行使认股权证后可发行的 SEV 股份将依据经修订的《

1933 年证券法》（“《证券法》”）项下的 S 条例发行，且仅在离岸交易中向非美国人士发行。Launch 声明、保 证并承诺：其并非美国人士，并非为任何美国人士的账户或利益而取得认股权证或 SEV 股份，未曾且不会在美国境内从事任何定向销售行为，将遵守 S 条例项下所有适用的分销合规、转让、转售及对冲限制，且不会向任何美国人士或为任何美国人士的账户或利益而要约、出售、质押或以其他方式处置任何认股权证或 SEV 股份，除非该等交易已根据《证券法》登记或获得登记豁免，并在其他方面符合本协议及适用证券法律。

(d) Nasdaq and Regulation S. The Parties acknowledge and agree that each issuance of Warrants and SEV Shares under this Agreement is intended to constitute an “at market” issuance for purposes of Nasdaq Rule 5635. Notwithstanding anything to the contrary in this Agreement, Aptera shall not issue any Warrant, and Launch shall not exercise any Warrant, unless such issuance or exercise may be made at a price not less than the Nasdaq Minimum Price and in compliance with Nasdaq rules, including Rule 5635, without Aptera stockholder approval, or any required stockholder approval has been obtained. For purposes of this Agreement, “Nasdaq Minimum Price” means the minimum price as defined under Nasdaq Rule 5635, which is the lower of (i) the Nasdaq Official Closing Price immediately preceding the signing of this Agreement or the applicable binding written agreement for the relevant issuance and (ii) the average Nasdaq Official Closing Price for the five (5) trading days immediately preceding the signing of this Agreement or the applicable binding written agreement for the relevant issuance. The Warrants and the SEV Shares issuable upon exercise of the Warrants will be issued pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and only in offshore transactions to a person that is not a U.S. person. Launch represents, warrants and covenants that it is not a U.S. person, is not acquiring the Warrants or SEV Shares for the account or benefit of any U.S. person, has not engaged and will not engage in any directed selling efforts in the United States, will comply with all applicable distribution compliance, transfer, resale and hedging restrictions under Regulation S and will not offer, sell, pledge, or otherwise dispose of any Warrant or SEV Share to any U.S. person or for the account or benefit of any U.S. person unless such transaction is registered under the Securities Act or exempt from registration and otherwise complies with this Agreement and applicable securities laws.

(e) 交易所上限。尽管本协议或任何认股权证有任何相反规定，除非且直至 Aptera 已取得纳斯达克规则所要求的 任何股东批准，或 Aptera 已确定该等发行或行使根据纳斯达克规则无需股东批准，否则，在该等发行或行使将导 致本协议项下已发行或可发行的 SEV 股份总数（包括签约认股权证、所有与发票挂钩的认股权证以及就外部设备或 资产发行的任何认股权证）超过紧接本协议签署前 Aptera 已发行普通股数量的 19.99%（“交易所上限”）的范围内，Aptera 不得根据本协议发行任何认股权证，Launch 亦不得行使任何认股权证。就适用交易所上限而言，本协议项下已发行或可发行的所有认股权证应合并计算，任何违反本第 3(e) 条的发行或行使在该超出部分的范围内无效。

(e) Exchange Cap. Notwithstanding anything to the contrary in this Agreement or any Warrant, unless and until Aptera has obtained any stockholder approval required by Nasdaq rules or Aptera has determined that such issuance or exercise does not require stockholder approval under Nasdaq rules, Aptera shall not issue any Warrant under this Agreement, and Launch shall not exercise any Warrant, in each case to the extent such issuance or exercise would result in the aggregate number of SEV Shares issued or issuable under this Agreement, including the Initial Warrants, all invoice-linked Warrants and any Warrants issued in respect of outside equipment or assets, exceeding 19.99% of the number of shares of Aptera common stock outstanding immediately before the signing of this Agreement (the “Exchange Cap”). All Warrants issued or issuable under this Agreement shall be aggregated for purposes of applying the Exchange Cap, and any issuance or exercise in violation of this Section 3(e) shall be void to the extent of such excess.

(f) 实益所有权限制。除非 Aptera 另行书面同意，在该等行使或发行生效后，Launch 连同其关联方以及根据经修 订的《1934 年证券交易法》第 13(d) 条及其项下规则须与 Launch 合并计算实益所有权的任何其他人士，将实益拥有紧接该等行使或发行后已发行 SEV 股份的 4.99% 以上的，在该范围内，Launch 不得行使任何认股权证， Aptera 亦不得发行任何 SEV 股份。为确定该限制，Launch 应按 Aptera 合理要求，就其在行使前后的实益所有权向 Aptera 提供书面证明，任何违反本第 3(f) 条的行使通知在该超出部分的范围内无效。

(f) Beneficial Ownership Limitation. Unless Aptera otherwise consents in writing, Launch shall not exercise any Warrant, and Aptera shall not issue any SEV Shares, in each case to the extent that, after giving effect to such exercise or issuance, Launch, together with its affiliates and any other persons whose beneficial ownership would be aggregated with Launch under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, would beneficially own more than 4.99% of the SEV Shares outstanding immediately after such exercise or issuance. For purposes of determining this limitation, Launch shall provide Aptera with written certifications regarding its beneficial ownership before and after exercise as Aptera reasonably requests, and any exercise notice in violation of this Section 3(f) shall be void to the extent of such excess.

(g) 私募与受限证券；报告义务。Launch 确认并同意，认股权证及行使认股权证后可发行的 SEV 股份未根据《证 券法》或任何州证券法律登记，构成“受限证券”，除非该等转让、出售、质押或其他处置已根据《证券法》登记，或依据可用的登记豁免作出并符合 S 条例、本协议、认股权证及任何适用的转让限制，否则不得转让、出售、质押或以其他方式处置。认股权证及任何 SEV 股份应带有惯常的限制性标注。在任何转让、转售、移除限制性标注或行使之前，Aptera 可要求 Launch 交付令 Aptera 及其股份过户登记机构合理满意的惯常证明、声明函及法律意见书。Launch 进一步确认，其对认股权证及任何 SEV 股份的所有权、实益所有权、行使、转让或处置，可能产生美国联邦证券法律、美国证券交易委员会规则及纳斯达克规则项下的报告、备案或其他合规义务（包括在适用范围内的实益所有权报告义务），Launch 应自行负责确定并遵守任何该等义务。如 Launch 依据《证券法》项下颁布的第 144 条规则（或美国证券交易委员会其后颁布的任何承继规则）出售或以其他方式处置因行使认股权证而可发行的 SEV 股份，且 Launch 已遵守本第 3(g) 条的要求，经 Launch 请求，Aptera 应尽商业上合理的努力促使其股份过户登记机构移除与持有该等 SEV 股份的簿记账户相关的任何限制性标注（以已满足《证券法》规则及条例项下要求为限），并在收到 Launch 的该等请求后及时就该等已出售或处置的簿记股份作出新的、不带限制性标注的登记；但前提是 Aptera 及过户登记机构已及时收到 Launch 提供的、令 Aptera 及其过户登记机构合理接受的惯常声明及其他相关文件。Aptera 应承担其过户登记机构费用、其法律顾问费用以及与该等发行相关的全部 DTC 费用。

(g) Private and Restricted Securities; Reporting Obligations. Launch acknowledges and agrees that the Warrants and the SEV Shares issuable upon exercise of the Warrants have not been registered under the Securities Act or any state securities laws, constitute “restricted securities,” and may not be transferred, sold, pledged or otherwise disposed of unless such transfer, sale, pledge or other disposition is registered under the Securities Act or is made pursuant to an available exemption from registration and in compliance with Regulation S, this Agreement, the Warrant and any applicable transfer restrictions. The Warrants and any SEV Shares shall bear customary restrictive legends. Aptera may require Launch to deliver customary certifications, representation letters and legal opinions reasonably satisfactory to Aptera and its transfer agent before any transfer, resale, legend removal or exercise. Launch further acknowledges that its ownership, beneficial ownership, exercise, transfer, or disposition of the Warrants and any SEV Shares may result in reporting, filing, or other compliance obligations under U.S. federal securities laws, rules of the U.S. Securities and Exchange Commission, and Nasdaq rules, including beneficial ownership reporting obligations to the extent applicable, and Launch shall be solely responsible for determining and complying with any such obligations. In connection with any sale or other disposition of the SEV Shares issuable upon exercise of the Warrants by Launch pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the U.S. Securities and Exchange Commission) and upon compliance by Launch with the requirements of this Section 3(g), if requested by Launch, Aptera shall use its commercially reasonable efforts to cause its transfer agent to remove any restrictive legends related to the book entry account holding such SEV Shares (if the requirements under the rules and regulations of the Securities Act have been met) and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends promptly after any such request therefor from Launch; provided that Aptera and its transfer agent have timely received from Launch customary representations and other documentation reasonably acceptable to Aptera and its transfer agent in connection therewith. Aptera shall be responsible for the fees of its transfer agent, its legal counsel and all DTC fees associated with such issuance.

(h) 不可抗力。如不可抗力导致 Launch（非因其自身或其任何关联方的过错、作为或不作为）无法合法行使依据本协议发行的、已就经 Aptera 批准的特定发票于本协议项下成为可行使的任何认股权证，且尽管 Launch 已尽最大努力仍无任何合法渠道可供其行使，则 Launch 应就此向 Aptera 送达书面通知，并附上证明该状况及 Launch 为行使认股权证所作努力的合理文件。如该状况自该书面通知送达后连续持续至少九十（90）日，则 Aptera 应自行选择：(a) 就该等认股权证所支付的发票部分向 Launch 支付现金补偿；或 (b) 向 Launch 出具本票，自出具之日起六（6）个月内分期等额支付该金额，且在任何情况下合计不超过人民币 100,000,000 元。在支付现金或交付本票后，Launch 届时持有的该等认股权证（无论是否可行使）应予注销并不再具有任何效力。

(h) Force Majeure. If force majeure prevents Launch, through no fault, action or inaction of its own or of any of its affiliates, from lawfully exercising any Warrants issued pursuant to this Agreement which have become exercisable hereunder with respect to a specific invoice approved by Aptera, and despite Launch’s best efforts no lawful channel is available to Launch to do so, Launch shall deliver written notice thereof to Aptera, together with reasonable documentation evidencing such condition and Launch’s efforts to exercise the Warrants. If such condition continues for at least ninety (90) consecutive days after such written notice is delivered, Aptera shall, at Aptera’s sole option, either (a) pay Launch cash compensation for the portion of the invoice which such Warrants satisfied, or (b) issue Launch a promissory note, payable in equal installments over six (6) months from the date of issuance for such amount, and in no event exceeding RMB 100,000,000 in the aggregate. Upon payment in cash or delivery of a promissory note, such Warrants (whether exercisable or not exercisable) then held by Launch shall be cancelled and of no further force or effect.

4. 期限与终止（Term and Termination）

本协议的初始期限为自生效日起十二 （12）个月，除非提前终止；经双方互相书面同意，本协议可予延长。为免疑义，本条所述十二（12）个月期限仅指本协议的期限，不应与认股权证行权的五（5）年有效期相混淆。任何一方均可提前六十（60）天书面通知终止本协议；若另一方发生重大违约，且在收到关于该违约的书面通知后三十（30 ）天内未予补救，则可立即终止。已发行的认股权证在终止后仍可行使，第 3 条、第 5 条及任何明确约定于本协议终止后存续的条款亦然；但是，若 Launch 发生未补救的重大违约（包括但不限于严重未能达到约定的工程或制造里程碑，但完全由于超出 Launch 合理控制范围的事件所导致的违约除外）而由 Aptera 终止本协议，则 Launch于终止之日持有的任何未行使认股权证应自动、立即且永久作废并注销，且不获任何对价，无需任何进一步的通知 、行为或契据。

This Agreement shall commence on the Effective Date and run for an initial term of twelve (12) months from the Effective Date, unless earlier terminated in accordance with this Agreement, and may be extended upon the mutual written agreement of the Parties. For the avoidance of doubt, the twelve (12) month period set forth herein refers solely to the term of this Agreement and shall not be conflated with the five (5) year validity period for the exercise of the Warrants. Either Party may terminate this Agreement on sixty (60) days’ written notice, or immediately if the other materially breaches and does not cure such breach within thirty (30) days after it has received written notice from the other Party of such breach. Any Warrants issued and outstanding as of such termination shall remain exercisable after termination of this Agreement, and Sections 3 and 5 and any terms which expressly provide for survival following termination of this Agreement shall survive the termination of this

Agreement ; provided, however, that if this Agreement is terminated by Aptera due to an uncured material breach by Launch (including, without limitation, a material failure to meet agreed-upon engineering or manufacturing milestones, but excluding any breach caused solely by events beyond Launch’s reasonable control), then any Warrants held by Launch as of the date of termination which have not been exercised shall automatically be immediately and permanently forfeited and canceled for zero consideration, without any further notice, action or deed.

5. 一般条款（General）

(a) 授权；可执行性。各方均有充分权力和授权签订本协议、完成本协议拟议的交易并履行其在本协议项下的义务 ，且在符合本协议所载条款和条件的前提下，Aptera 有权发行认股权证及 SEV 股份。本协议构成各方有效且具有约束力的义务，并可按其条款和条件对各方强制执行（但该等可执行性可能受美国破产、资不抵债、重整、暂缓偿付或普遍影响债权人权利的类似美国法律以及美国一般衡平原则的限制）。

(a) Authority; Enforceability. Each Party has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby and perform its obligations hereunder, and subject to the terms and conditions set forth herein, Aptera has authority to issue the Warrants and SEV Shares. This Agreement constitutes the valid and binding obligation of each Party and is enforceable against each Party in accordance with its terms and conditions (except as such enforceability may be limited by U.S. bankruptcy, insolvency, reorganization, moratorium or similar U.S. laws affecting creditors’ rights generally and general U.S. equitable principles).

(b) 保密。在本协议期限内及其后五年内，各方将对另一方的非公开或专有信息保密，并仅将其用于项目，但下列信息除外：(i) 在披露方披露之前接收方已经知悉且不负有保密义务的信息；(ii) 非因接收方的过错或违约而已经或后来为公众普遍可得的信息；(iii) 接收方未使用或参考披露方保密信息而独立开发的信息；(iv) 接收方从第三方合法获得、不受披露限制且未违反任何保密义务的信息；或 (v) 根据适用法律、证券法律或证券交易所规则要求披露的信息，或应任何监管机构要求而披露的信息。各方可向因项目需要知悉该等信息且负有保密义务的专业顾问披露该等保密信息。接收方应对其专业顾问违反本协议的行为负责。该保密义务在本协议终止后继续有效，并持续五（5）年。

(b) Confidentiality. During the term of this Agreement and for a period of five years thereafter, each Party will keep the other’s non-public or proprietary information confidential and use it only for the Project, except for information that: (i) was already known to the receiving Party prior to disclosure by the disclosing Party, without any obligation of confidentiality; (ii) is or becomes generally available to the public through no fault or breach of the receiving Party; (iii) is independently developed by the receiving Party without use of or reference to the disclosing Party’s confidential information; (iv) is rightfully received by the receiving Party from a third party without restriction on disclosure and without breach of any confidentiality obligation; or

(v) is required to be disclosed by applicable law, securities law, or stock exchange rules, or in connection with requests from any regulatory authority. Each Party may disclose such confidential information to its professional advisors who need to know such information in connection with the Project and who are bound by an obligation to keep such information confidential. The receiving Party shall be responsible for any breach of this Agreement by its professional advisors. This confidentiality obligation shall survive any termination of this Agreement and will continue for five (5) years thereafter.

(c) 管辖法律；争议解决。本协议受特拉华州法律管辖，但不适用其法律冲突原则。因本协议引起的或与之相关的任何争议、纠纷或索赔，应提交新加坡国际仲裁中心（“SIAC”），按照提交仲裁时有效的 SIAC 规则进行具有约束力的仲裁并最终解决。仲裁地为新加坡。仲裁庭由三（3）名仲裁员组成。仲裁语言为英语。

(c) Governing Law; Disputes. This Agreement is governed by the laws of the State of Delaware, without regard to its conflict of laws principles. Any dispute, controversy, or claim arising out of or relating to this Agreement shall be referred to and finally resolved by binding arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the SIAC Rules in force at the time of commencement. The seat of the arbitration shall be Singapore. The Tribunal shall consist of three (3) arbitrators. The language of the arbitration shall be English.

(d) 完整协议。本协议连同附件 A 及任何工作订单，构成双方之间就本协议标的事项达成的完整协议，并取代先前向 Launch 提供的所有说明性或摘要性材料（该等材料仅为示例且不具约束力）。本协议仅可经双方签署的书面文件修订；未经另一方同意不得转让；并可分份签署，包括以电子方式签署。

(d) Entire agreement. This Agreement, with Exhibit A and any Work Orders, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all explainer or summary materials previously delivered to Launch, which are illustrative only and non-binding. This Agreement may be amended only in a writing signed by both Parties. This Agreement may not be assigned without the other Party’s consent, and may be signed in counterparts, including electronically.

(e) 文本语言。本协议以中文和英文两种文本签署，两种文本具有同等效力并同等具有约束力，双方确认两种文本旨在表达相同的含义。如两种文本之间存在任何不一致或歧义，双方应本着诚信原则，根据本协议的目的和意图对相关条款进行解释和协调；但仅就解释美国联邦证券法律、美国证券交易委员会规则及纳斯达克规则而言，以英文文本为准。

(e) Language. This Agreement is executed in both Chinese and English. Both language versions are equally authentic and equally binding, and the Parties confirm that the two versions are intended to convey the same meaning. In the event of any inconsistency or ambiguity between the two versions, the Parties shall interpret and reconcile the relevant provision in good faith in accordance with the purpose and intent of this Agreement; provided that the English version shall control solely for purposes of interpreting U.S. federal securities laws, SEC rules and Nasdaq rules.

(f) 双方确认，若 Launch 无法作为认股权证的受让方或行权方，Launch 可经 Aptera 事先书面同意（不得无理拒绝） 另行指定其关联方受让该等认股权证或行使行权权利，但该等被指定主体应：(i) 并非美国人士且符合 S 条例的规定；

(ii) 作出第 3(d)条及第 3(g)条所述的声明、保证与承诺以及Aptera 合理要求的惯常投资声明；及 (iii) 就第 3(e)条及第 3(f)条而言与 Launch 合并计算。

(f) The Parties confirm that if Launch is unable to act as the transferee or warrant exercise party for the Warrants hereunder, Launch may, with Aptera’s prior written consent (not to be unreasonably withheld), designate an affiliate of Launch to take assignment of such Warrants or exercise the Warrant rights, provided that such designee (i) is not a U.S. person and complies with Regulation S, (ii) makes the representations, warranties and covenants set forth in Sections 3(d) and 3(g) and such customary investment representations as Aptera may reasonably require, and (iii) is aggregated with Launch for purposes of Sections 3(e) and 3(f).

兹证明，双方已于生效日签署本协议。

IN WITNESS WHEREOF, the Parties have signed this Agreement as of the Effective Date.

LAUNCH — 上海龙创汽车设计股份有限公司 (Shanghai Launch Automotive Technology Co., Ltd.)

By:	/s/ Yu Wenxuan	Name:	Yu Wenxuan

Title:	sales manager	Date:	8/14/2026

Address for notices:	Building 4, No. 1881, Laiyin Road, Jiuting Town, Songjiang District, Shanghai, China

APTERA — Aptera Motors Corp.

By:	/s/ Chris Anthony	Name:	Chris Anthony

Title:	Co-CEO	Date:	8/14/2026

Address for notices: 5818 El Camino Real Carlsbad, CA 92008